As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATASYS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

c/o Stratasys, Inc. 5995 Opus Parkway Minnetonka,, Minnesota 55343	1 Holtzman Street, Science Park P.O. Box 2496 Rehovot, Israel 76124
(Address of Principal Executive Offices)(Zip Code)

Stratasys Ltd. 2022 Share Incentive Plan
(Full Title of the Plans)

Richard Garrity
c/o Stratasys, Inc.
5995 Opus Parkway
Minnetonka, Minnesota 55343
(Name and address of agent for service)

(952) 937-3000
(Telephone number, including area code, of agent for service)

Copies to:

Jonathan M. Nathan, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers the offer, issuance and sale of a total of up to an additional 2,168,034 ordinary shares, par value New Israeli Shekel (“NIS”) 0.01 per share (“Ordinary Shares”), of Stratasys Ltd. (“Stratasys,” the “Company,” the “Registrant,” “our company,” “we” or “us”) to Stratasys’ and/or its subsidiaries’ officers, employees, directors and consultants under the Stratasys Ltd. 2022 Share Incentive Plan, as amended (the “2022 Plan”). All of these Ordinary Shares are available for issuance pursuant to potential future grants under the 2022 Plan.

Pursuant to Instruction E of Form S-8, the contents of the Company’s registration statements on Form S-8, Commission File Numbers 333-270249, 333-277836, and 333-285590, filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2023, March 12, 2024, and March 6, 2025, respectively, covering offers, issuances and sales of Ordinary Shares under the 2022 Plan, are incorporated herein by reference, and made a part of this Registration Statement, except as amended or supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference herein the following documents (or portions thereof) that we have filed with or furnished to the Commission:
(a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Commission on March 5, 2026 (the “2025 Form 20-F”).

(b) The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, filed with the Commission on December 3, 2012, as updated by Exhibit 2.2 to the 2025 Form 20-F, and any amendment or report filed for the purpose of further updating that description.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1.1	Stratasys Ltd. 2022 Share Incentive Plan (1)
4.1.2	Amendment No. 3 to Stratasys Ltd. 2022 Share Incentive Plan increasing the number of Ordinary Shares authorized for issuance thereunder*
4.2	Articles of Association of the Registrant, as amended (2)
4.3	Memorandum of Association of the Registrant (3)
4.4	Specimen ordinary share certificate of the Registrant (4)
5.1	Opinion of Meitar | Law Offices as to the legality of Stratasys Ltd.’s Ordinary Shares being registered*
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this Registration Statement)*
107	Filing Fee Table

*Filed herewith

1 Incorporated by reference to Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K furnished to the Commission on August 26, 2022.
2 Incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 (Commission File No. 001-35751), filed with the Commission on March 6, 2025.
3 Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on June 8, 2012.
4  Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025) filed with the Commission on August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, State of Israel, on this 5th day of March, 2026.

Stratasys Ltd.

By:	/s/ Eitan Zamir
Name:	Eitan Zamir
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Stratasys Ltd., an Israeli corporation, do hereby constitute and appoint Yoav Zeif, Chief Executive Officer, and Eitan Zamir, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yoav Zeif	Chief Executive Officer	March 5, 2026
Yoav Zeif	(Principal Executive Officer)

/s/ Eitan Zamir	Chief Financial Officer	March 5, 2026
Eitan Zamir	(Principal Financial and Accounting Officer)

/s/ Dov Ofer	Chairman of the Board	March 5, 2026
Dov Ofer

/s/ Yuval Cohen	Director	March 5, 2026
Yuval Cohen
/s/ S. Scott Crump	Director	March 5, 2026
S. Scott Crump

/s/ Aris Kekedjian	Director	March 5, 2026
Aris Kekedjian

/s/ John J. McEleney	Director	March 5, 2026
John J. McEleney

/s/ David Reis	Director	March 5, 2026
David Reis

/s/ Yair Seroussi	Director	March 5, 2026
Yair Seroussi

/s/ Adina Shorr	Director	March 5, 2026
Adina Shorr

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:

Stratasys, Inc.

By:	/s/ Richard Garrity
Name: Richard Garrity
Title: Chief Business Unit Officer
Date: March 5, 2026